EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

February 28, 2013

Funds	Class B Shares	Class C Shares	Class W Shares*
Columbia California Intermediate Municipal Bond Fund	0.25%	0.25%	N/A
Columbia Capital Allocation Moderate Aggressive Portfolio	0.25%	0.25%	N/A
Columbia Capital Allocation Moderate Conservative Portfolio	0.25%	0.25%	N/A
Columbia Convertible Securities Fund	0.25%	0.25%	0.25%
Columbia Georgia Intermediate Municipal Bond Fund	0.25%	0.25%	N/A
Columbia International Value Fund	0.25%	0.25%	N/A
Columbia Large Cap Core Fund	0.25%	0.25%	0.25%
Columbia Large Cap Index Fund	0.25%	N/A	N/A
Columbia Large Cap Value Fund	0.25%	0.25%	0.25%
Columbia LifeGoal Growth Portfolio	0.25%	0.25%	N/A
Columbia LifeGoal Income Portfolio	0.25%	0.25%	N/A
Columbia Marsico Focused Equities Fund	0.25%	0.25%	N/A
Columbia Marsico Global Fund	N/A	0.25%	N/A
Columbia Marsico Growth Fund	0.25%	0.25%	0.25%
Columbia Marsico International Opportunities Fund	0.25%	0.25%	N/A
Columbia Marsico 21st Century Fund	0.25%	0.25%	N/A
Columbia Maryland Intermediate Municipal Bond Fund	0.25%	0.25%	N/A
Columbia Masters International Equity Portfolio	0.25%	0.25%	N/A
Columbia Mid Cap Value Fund	0.25%	0.25%	0.25%
Columbia Multi-Advisor International Equity Fund	0.25%	0.25%	0.25%
Columbia North Carolina Intermediate Municipal Bond Fund	0.25%	0.25%	N/A
Columbia Overseas Value Fund	0.25%	0.25%	0.25%
Columbia Short Term Bond Fund	0.25%	0.25%	0.25%
Columbia Short Term Municipal Bond Fund	0.25%	0.25%	N/A
Columbia Small Cap Growth Fund II	0.25%	0.25%	N/A
Columbia Small Cap Index Fund	0.25%	N/A	N/A
Columbia Small Cap Value Fund II	0.25%	0.25%	N/A
Columbia South Carolina Intermediate Municipal Bond Fund	0.25%	0.25%	N/A
Columbia Virginia Intermediate Municipal Bond Fund	0.25%	0.25%	N/A

*	Class W Shares are subject to a Service Fee up to 0.25% of the average daily net assets attributable to Class W Shares, provided, that the Fund’s combined Service Fee and distribution fee shall not exceed 0.25% of the average daily net assets attributable to Class W Shares of such Fund.